UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material Pursuant to §240.14a-12

KANBAY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Kanbay International, Inc.

Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company:  Kanbay International, Inc.
Commission File No.:  000-50849

The following is a joint press release issued by Kanbay International, Inc. (“Kanbay”) and Cap Gemini SA (“Cap Gemini”) announcing that the parties were notified that they had received early termination of the waiting period for United States federal antitrust review of Cap Gemini’s proposed acquisition of Kanbay. Cap Gemini also announced that it acquired shares and warrants of Kanbay representing 14.7% of Kanbay's share capital.

Investors Relations:	Press Contact:
Capgemini:	Capgemini:
Manuel Chaves d’Oliveira	Christel Lerouge
Tel. +33 1 47 54 50 87	Tel. +33 1 47 54 50 76
Kanbay:	Kanbay:
Seth R. Frank	Geoff Nixon
Tel. +1 847 384 4732	Tel. +1 847 384 6162

Capgemini Obtains Antitrust Clearance to Acquire Kanbay
and Buys a 14.7% Stake in Kanbay

Paris, France and Rosemont, Illinois, U.S.A., November 29, 2006 - Capgemini and Kanbay International announced today that they had received early termination of the waiting period for United States federal antitrust review of Capgemini’s proposed acquisition of Kanbay on November 14, 2006. As a result, the parties have clearance from U.S. federal antitrust agencies to complete the acquisition. No additional antitrust regulatory clearances are needed to complete the acquisition. The transaction remains subject to approval by Kanbay stockholders and customary closing conditions. Capgemini also announced that on November 21, 2006, it acquired shares and warrants in Kanbay International, Inc. (NASDAQ: KBAY) representing 14.7% of Kanbay’s share capital, pursuant to share purchase agreements entered into with certain core stockholders of Kanbay as described in the proxy statement filed with the SEC on November 13th.

On October, 26, 2006, Capgemini, one of the world’s foremost providers of Consulting, Technology and Outsourcing services, and Kanbay International (NASDAQ: KBAY), a global IT services firm focused on the financial services industry, entered into a definitive merger agreement. The combination of Kanbay and Capgemini will create a top-tier global IT services firm with unparalleled domain knowledge in the financial services vertical, seamless consulting and technology expertise, and market leading offshore resources.

About Capgemini:
Capgemini, one of the world’s foremost providers of Consulting, Technology and Outsourcing services has a unique way of working with its clients, which it calls the Collaborative Business Experience. Through commitment to mutual sucess and achievement of tangible value, Capgemini helps business implement growth strategies, leverage technology, and thrive through the power of collaboration. Capgemini employs approximately 65,000 people worldwide and reported 2005 global revenues of euros 6,954 million. More information is available at www.Capgemini.com

About Kanbay:

Founded in 1989, Kanbay, Inc. (NASDAQ : KBAY) is a global IT services firm with approximately 6,900 associates worldwide. Kanbay provides a highly integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries. Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in North America and India as well as London, Singapore, Hong Kong, Tokyo and Melbourne. More information is available at http://www.Kanbay.com.

Forward-Looking Statements

This press release contains forward-looking statements under the U.S. federal securities laws.Forward-looking statements with respect to the completion of the proposed transaction are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. We can give no assurance that any future results discussed in these statements will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety to the cautionary statements contained in this press release. Neither Capgemini nor Kanbay updates forward-looking statements and expressly disclaims any obligation to do so.

Additional Information and Where to Find it

In connection with the proposed acquisition of Kanbay by Cap Gemini and the required stockholder approval, Kanbay has filed with the Securities and Exchange Commission (the SEC) a preliminary proxy statement and will subsequently file a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Kanbay. KANBAY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND KANBAY. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kanbay by going to Kanbay’s Investors page on its corporate website at www.kanbay.com.

Kanbay and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Kanbay’s stockholders with respect to the proposed acquisition. Information about Kanbay’s executive officers and directors and their ownership of Kanbay common stock is set forth in the proxy statement for Kanbay’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kanbay and its respective executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the proposed acquisition.

In addition, Cap Gemini and its executive officers and directors may be deemed to have participated in the solicitation of proxies from the stockholders of Kanbay in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers will be included in the proxy statement to be circulated in connection with the transaction. Additional information regarding these directors and executive officers is also included in Cap Gemini’s information statements and publicly available reports. These documents are available from Cap Gemini at www.capgemini.com, by mail at 11, rue de Tilsitt, Paris 75017, France or by phone at 33-1-47-54-5400.